Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Fusion Acquisition Corp. of our report dated April 29, 2021 relating to the consolidated financial statements of MoneyLion, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Raleigh, North Carolina

May 7, 2021